UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[  ]  Soliciting Material Pursuant to § 240.14a-12

HAMPTON ROADS BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 23, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Goldman Sachs & Co. (“Goldman”) is a party to an Amended and Restated Securities Purchase Agreement with Hampton Roads Bankshares, Inc. (the “Company”), dated as of August 11, 2010 (the “Purchase Agreement”), pursuant to which Goldman, previously agreed to purchase 13,750,000 shares of Common Stock, par value $0.625 per share (the “Stock”), at $0.40 per share, in the Company’s expected $255 million private placement offering (the “Private Placement”).

On September 23, 2010, Goldman entered into an Assignment and Assumption Agreement (the “Assignment Agreement”) with CapGen Capital Group VI, LP (“CapGen”) and C12 Protium Value Opportunities, Ltd. (“C12”) pursuant to which Goldman has assigned all of its rights, title and interests in, and obligations under the Purchase Agreement (including its obligation to purchase the Stock) to CapGen and C12 (the “Assignment”).  The Company is also a party to the Assignment Agreement for the purpose of consenting to the Assignment.

Under the terms of the Assignment Agreement, CapGen is to purchase 3,000,000 shares of Stock and C12 is to purchase 10,750,000 shares.  The terms of the Stock purchase under the Assignment Agreement are substantially similar to the terms of the existing agreements with CapGen and C12 discussed below.  The description of the terms of the Assignment Agreement contained herein is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this Current Report and which shall be deemed incorporated herein by reference.

The Company has existing agreements with CapGen and C12 to purchase 111,223,768 and 8,000,000 shares of Common Stock, respectively, at $0.40 per share for respective aggregate dollar amounts of $44,489,507 and $3,200,000.  Both have also agreed to purchase a portion of any shares of Common Stock that are not purchased by existing shareholders in the Company’s rights offering, which is expected to occur in the fourth quarter of 2010 (the “Rights Offering”).

CapGen has received approval from the Board of Governors of the Federal Reserve System to become a bank holding company with respect to the Company and its bank subsidiaries.  As a result CapGen, unlike the other investors in the Private Placement, would be permitted to exercise control over the Company.  As a result of their investment (and prior to purchasing any shares in the Rights Offering), CapGen will own approximately 13.68% of the issued and outstanding Common Stock.  Assuming no current shareholders participate in the Rights Offering, CapGen could potentially own up to approximately 22.57% of the issued and outstanding Common Stock.1

Item 3.02.  Unregistered Sale of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

1 This percentage does not include warrants to be issued to CapGen to purchase 11,770,278 shares of Common Stock. Taking these warrants into account, CapGen could potentially own up to 23.71% of the issued and outstanding Common Stock.

The Stock will be issued in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D, as promulgated by the SEC.

Item 9.01.  Financial Statements and Exhibits.

Ex. 10.1	Assignment and Assumption Agreement, dated September 23, 2010.

Additional Information

The Private Placement discussed herein involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933.  This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Caution about Forward-Looking Statements

Certain information contained in the attached press release may include “forward-looking statements.”  These forward-looking statements relate to the Company’s plans for raising capital, including the transactions described in the press release, and timing of the closings on the Private Placement and commencement of the Rights Offering.  There can be no assurance that the Company will be able to close on the transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans including regulator, shareholder and other third-party action and consents, including the successful participation of holders of our Series A and B preferred stock in the exchange offers and the United States Department of the Treasury in an exchange offer.  Additional factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our written agreement entered into with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions; and (8) changes in accounting standards and interpretations.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, and June 30, 2010, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: September 23, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 10.1	Assignment and Assumption Agreement, dated September 23, 2010.